EXHIBIT 10(ii)

AMENDMENT

TO THE

STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO THE STOCK PURCHASE AGREEMENT (“Amendment”) is entered into as of November 17, 2005, by and between Solar Energy Limited, a Delaware corporation (“Company”), Planktos, Inc., a California corporation (“Planktos”), and Russ George, the sole shareholder of Planktos (“Seller”) (herein referred to each as a “Party” and together as the “Parties”).

WHEREAS, the Parties entered into a certain Stock Purchase Agreement dated August 10, 2005 (“Original Agreement”), for the purpose and consideration therein expressed; and

WHEREAS, the Parties desire to amend the Original Agreement and its attached Convertible Debenture such that the debenture may be convertible at any time through the remaining term of the debenture; and

WHEREAS, the Parties desire to amend the Original Agreement to remove the condition incumbent upon the Company to appoint Seller to the Company’s board of directors.

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the Parties hereto agree as follows:

1.

Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

2.	Amendments to the Original Agreement and the Attached Convertible Debenture.

2.1 ARTICLE II PURCHASE AND SALE OF SHARES, Section 2.3, of the Original Agreement.

        Section 2.3 of the Original Agreement is hereby amended in its entirety to provide as follows:

“2.3.	Purchase Price Payment. The Company shall issue and deliver to Seller at Closing the Company Debenture (attached as Exhibit A hereto) in the principal amount of $1,500,000 that shall accrue interest at five percent (5%) per annum over a five (5) year term convertible at any time through the term of the Company Debenture into shares of the Company’s common stock, par value $0.0001 (“Company Shares”) at a price not to exceed the lesser of one dollar ($1.00) per share or a ten percent (10%) discount to market price at the time of conversion in exchange for Seller’s sale and delivery to the Company of the Planktos Shares.”

2.2 CONVERTIBLE DEBENTURE, Section 3.1. (a) of the Original Agreement.

        Section 3.1. (a) of the Convertible Debenture is hereby amended in its entirety to provide as follows:

“(a)	The Holder of this Debenture shall have the option to convert the principal due into shares of the Company’s common stock, par value $0.0001 (“Common Stock”) at any time prior to the Maturity Date (“Holder’s Stock Conversion Privilege”), at the lesser rate of one dollar ($1.00) per share of the Company’s Common Stock or a rate determined by a ten percent (10%) discount off the ten (10) day trading average of the Company’s Common Stock over the ten (10) days immediately prior to giving notice to the Company of Holder’s intention to convert (“Stock Conversion Price”). The number of shares of Common Stock issuable upon conversion of this Debenture is determined by dividing the principal by the Stock Conversion Price.”

2.3 EXHIBIT "A" NOTICE OF CONVERSION, of the Original Agreement.

        EXHIBIT “A” NOTICE OF CONVERSION is hereby amended in its entirety to provide as follows:

"EXHIBIT "A"

NOTICE OF CONVERSION

        (To be Executed by the Registered Holder in order to Convert the Debenture.)

The undersigned hereby irrevocably elects, as of _____________, 200__ to convert US $___________ of the Debenture, including any accrued interest, into Shares of Common Stock (“Shares”) of Solar Energy Limited (“Company”) according to the conditions set forth in the Convertible Debenture dated August 10, 2005 as amended November 17, 2005.

         Date of Conversion

         Conversion Price

        Number of Shares Issuable upon this conversion

Debenture Holder

 Name :

[Please print]

 Address :

City                                               State                                                   Postal Code

Phone : Fax :

Signature : Date : "

2.4 ARTICLE IV CLOSING, Section 4.2.2.3., of the Original Agreement.

        Section 4.2.2.3 of the Original Agreement is deleted in its entirety as follows:

        “Section 4.2.2.3                       [DELETED SUB-SECTION]"

3.	Conditions of Effectiveness. This Amendment shall become effective when the Company has received the counterparts of this Amendment, executed and delivered by Planktos and the Seller.

4.

Representations and Warranties of the Company. In order to induce Planktos and the Seller to enter into this Amendment, the Company hereby makes the following representations and warranties to Planktos and the Seller:

4.1.	Corporate Power and Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

4.2.

No Conflict. Neither the execution and delivery by the Company of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Company with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

4.3.

Authorization; Governmental Approvals. The execution and delivery by the Company of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Company and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.4.

Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

5.

Amendment to Original Agreement. The Original Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Original Agreement shall hereafter be determined, exercised and enforced under the Original Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

6.

Ratification of the Original Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Original Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

7.

No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the Original Agreement or prejudice any right or remedy that the Parties may have or may have in the future under or in connection with the Original Agreement or any instrument or agreement referred to therein. The Parties acknowledge and agree that the representations and warranties contained in the Original Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

8.

Multiple Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any Party’s rights under this Amendment it will be necessary to produce only one copy of this Amendment signed by the party to be charged. A signature sent by legible facsimile shall be deemed an original.

9.

Governing Law. This Amendment will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law. Each of the Parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each of the Parties hereby agrees that if a Party to this Amendment obtains a judgment against it in such a proceeding, the Party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each Party to this Amendment irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in the Original Agreement. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

The undersigned acknowledges that this Amendment shall not be effective unless and until accepted by the Company as indicated below.

Russ George “Seller”

/s/ Russ George                                                                                     Dated this 21st day of November, 2005

Planktos, Inc. “Planktos”

By: /s/ Russ George                                                                               Dated this 21st day of November, 2005

Russ George

 President

Solar Energy Limited “Company”

By: /s/ Andrew Wallace                                                                         Accepted this 17th day of November, 2005

 Andrew Wallace

 Chief Executive Officer